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EXHIBIT 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                         YAMHILL VALLEY VINEYARDS, INC.

                                    ARTICLE I

                               NAME OF CORPORATION

The name of the corporation is Yamhill Valley Vineyards, Inc. (the
"Corporation").

                                   ARTICLE II

                                  CAPITAL STOCK

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is eleven million (11,000,000) shares, consisting of ten million (10,000,000) shares of common stock with no par value (the "Common Stock") and one million (1,000,000) shares of preferred stock, no par value (the "Preferred Stock"). A description of the respective classes of stock is as follows:

                                 A. COMMON STOCK

1. VOTING RIGHTS. Except as otherwise required by law or expressly provided in these Amended and Restated Articles of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the Corporation on all matters submitted to a vote of shareholders of the Corporation. 2. DIVIDENDS. Subject to any preferential rights of Preferred Stock then outstanding, holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock. 3. LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of a liquidation, dissolution or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled, unless otherwise required by law or expressly provided in these Amended and Restated Articles of Incorporation, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of Common Stock held by them respectively.

                               B. PREFERRED STOCK
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1. AUTHORITY OF THE BOARD OF DIRECTORS. The Board of Directors of the
Corporation is authorized, subject to limitations prescribed by law and the provisions of these Amended and Restated Articles of Incorporation, to provide for the issuance of shares of Preferred Stock in one or more series, at such time or times and for such consideration or considerations as the Board may determine. Each series shall be so designated to distinguish its shares from the shares of all other series and classes. All shares of a series of Preferred Stock shall have preferences, limitations, and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the articles of amendment adopted by the Board of Directors creating the series and filed with the Oregon Secretary of State in accordance with the Oregon Business Corporation Act, of those of other series of the same class. Except as may otherwise be provided in these Amended and Restated Articles of Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes. To the extent not inconsistent with the Oregon Business Corporation Act and the provisions of these Amended and Restated Articles of Incorporation, the authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, determination of the following:

      (i) The number of shares in and the distinguishing designation of that series;

      (ii) Whether the shares of that series shall have full, special, conditional, or limited voting rights, or no voting rights, except to the extent otherwise provided by law;

      (iii) Whether the shares of that series are convertible and the terms and conditions of the conversion, including provision for adjustment of the conversion rate in circumstances determined by the Board of Directors of the Corporation;

      (iv) Whether shares of that series shall be redeemable and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;

      (v) Entitlement to distributions, calculated in any manner, including dividends that may be cumulative, non-cumulative, or partially cumulative and dividends which, for classes of stock other than Common Stock, may be participatory or non-participatory;

      (vi) The rights of shares of that series in the event of voluntary or involuntary dissolution of the Corporation and the rights of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and

      (vii) Any other rights, preferences and limitations of that series permitted by law.

2. RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase


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its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                                   ARTICLE III

                      SHAREHOLDER ACTION WITHOUT A MEETING

Except as otherwise expressly provided herein, any action that may be taken by a holder of Common Stock or Preferred Stock at an annual or special meeting of such stockholders may be taken without such a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                   ARTICLE IV

                         OREGON BUSINESS COMBINATION ACT

In accordance with Section 60.840(1)(a) of the Oregon Business Corporation Act, the Corporation expressly elects not to be governed Sections 60.825 through 60.845, the Oregon Business Combination Act, of the Oregon Business Corporation Act.

                                    ARTICLE V

                             LIABILITY OF DIRECTORS

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, provided that this Article shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of the amendment.

                                   ARTICLE VI

                                 INDEMNIFICATION

The Corporation shall indemnify to the fullest extent not prohibited by law any current or former director or officer of the Corporation who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay for or reimburse the reasonable expenses incurred by any such current or former Director or any such current or former Officer who is a party to a proceeding in advance of financial disposition of the


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proceeding as provided in the Oregon Business Corporation Act if the person sets forth in writing (i) the person's good faith belief that the person is entitled to indemnification under this Article and (ii) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article. No amendment to this Article that limits the Corporation's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later of the effective date of the amendment or the date notice of the amendment is given to the person. The indemnification referred to in this Article shall be deemed to be in addition to and not in lieu of any other rights to which those indemnified may be entitled under any statute, bylaw, rule of law or equity, agreement, general or specific action of the Board of Directors, vote of shareholders or other document or arrangement.

                                   ARTICLE VII

                          REGISTERED OFFICER AND AGENT

The street address and the mailing address of the initial registered office of the Corporation is 1300 SW Fifth Avenue, Suite 2300, Portland, OR 97201 and the name of its initial registered agent at that address is DWT Oregon Corp.

                                  ARTICLE VIII

                              ADDRESS FOR NOTICES

The mailing address for the Corporation for notices is 1300 SW Fifth Avenue, Suite 2300, Portland, OR 97201, Attention: Benjamin G. Wolff.

DATED: the ___ day of ______________________ , 2002.

                                                      -----------------------
                                                      Stephen Cary,  President

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